UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 9, 2005

TIVO INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27141	77-0463167
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2160 Gold Street, Alviso, California	95002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (408)519-9100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.05. Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

(a)	On February 9, 2005, our Board of Directors adopted amendments to our Code of Conduct. These amendments have updated our Code of Conduct by, among other things: (a) clarifying the process by which amendments and waivers of our Code of Conduct are granted; (b) designating an officer in charge of monitoring compliance with our Code of Conduct; and (c) clarifying and expanding provisions of our conflict of interest policy. A copy of our amended Code of Conduct is filed herewith as Exhibit 14 and is incorporated herein by reference.

(b)	On February 9, 2005, we granted a waiver to Thomas S. Rogers, who serves as a director and Vice-Chairman of our Board. The Board waived the provision of our Code of Conduct which provides that employees may not serve on more than two (2) outside Boards of Directors. The Board waived this provision in light of the fact that Mr. Roger’s employment with TiVo is part-time and for a limited duration pursuant to the terms of his previously-filed employment agreement.

ITEM 9.01. Financial Statements and Exhibits.

(c)	The following exhibits are included with this Report:

Exhibit No.	Description
14	TiVo Code of Conduct, as amended February 9, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIVO INC.

Date: February 15, 2005	By:	/s/ David H. Courtney
David H. Courtney
Chief Financial Officer and Executive Vice President, Worldwide Operations and Administration
(Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description
14	TiVo Code of Conduct, as amended February 9, 2005.